
<ARTICLE>                       5
<LEGEND>
     This  schedule  contains  summary  financial   information  extracted  from
     Consolidated  Statements  of Financial Position and Consolidated Statements
     of Income and is qualified  in its  entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                    1,000,000
<CURRENCY>                      USD

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>               DEC-31-1999
<PERIOD-START>                  JAN-01-1999
<PERIOD-END>                    DEC-31-1999
<EXCHANGE-RATE>                         1.0
<CASH>                                3,199 <F1>
<SECURITIES>                          3,071 <F2>
<RECEIVABLES>                         7,440
<ALLOWANCES>                             94
<INVENTORY>                               0
<CURRENT-ASSETS>                          0 <F3>
<PP&E>                                1,537
<DEPRECIATION>                          821
<TOTAL-ASSETS>                       21,132
<CURRENT-LIABILITIES>                     0 <F3>
<BONDS>                               1,011 <F4>
<PREFERRED-MANDATORY>                   850 <F5>
<PREFERRED>                               0
<COMMON>                                259 <F6>
<OTHER-SE>                            2,792
<TOTAL-LIABILITY-AND-EQUITY>         21,132
<SALES>                                   0
<TOTAL-REVENUES>                      7,070
<CGS>                                     0
<TOTAL-COSTS>                             0
<OTHER-EXPENSES>                      6,435 <F7>
<LOSS-PROVISION>                          0
<INTEREST-EXPENSE>                      105
<INCOME-PRETAX>                         635
<INCOME-TAX>                            243
<INCOME-CONTINUING>                     392
<DISCONTINUED>                            0
<EXTRAORDINARY>                           0
<CHANGES>                                 0
<NET-INCOME>                            352
<EPS-BASIC>                            1.35 <F6>
<EPS-DILUTED>                          1.33 <F6>

<F1>  Includes short-term investments.
<F2>  Includes fixed maturities and equity securities at fair value.
<F3>  Not applicable based on current reporting format.
<F4>  Represents notes payable.
<F5>  Redeemable  preferred  stock.   Includes   Company-obligated   Mandatorily
      Redeemable Preferred Capital Securities of Subsidiary Trust Holding Solely the Company's Junior Subordinated Debentures.
<F6>  Adjusted to reflect three-for-two stock split effective May 17, 1999.
<F7>  Represents total expenses.

